Section 2: EX-99.1 (EX-99.1)

Exhibit 99.1

StoneCastle Financial Corp. Reports First Quarter 2017 Results

NEW YORK, May 4, 2017 – StoneCastle Financial Corp. (Nasdaq: BANX) (“StoneCastle Financial” or the “Company”), an investment company registered with the Securities and Exchange Commission (“SEC”), today announced results for the first fiscal quarter ended March 31, 2017.

First Quarter 2017 Investment Highlights:

•	Invested $3.8 million in one investment

•	Received full call proceeds of $7.0 million from three investments

•	Received partial calls and pay downs of $5.5 million from seven investments

•	Received sales proceeds of $1.9 million from one investment

A complete listing of investments as of the end of the quarter can be found on the Company’s website at www.StoneCastle-Financial.com.

The estimated annualized yield generated by the invested portfolio as of March 31, 2017 (excluding cash and cash equivalents) was approximately 9.17%, up from 9.08% the prior quarter and up from 8.98%, year over year.

First Quarter 2017 Financial Results

Total earnings for the first quarter were $2,960,844 or $0.45 per share. Net investment income was $2,569,348 or $0.39 per share, comprised of $4,518,875 in gross income and $1,949,527 of expenses. Realized capital gains were $391,496 or $0.06 for the quarter.

Net Assets at quarter end were $139,347,934 and the Company’s Net Asset Value was $21.32 per share.

The Company declared a first quarter cash distribution of $0.37 per share. The distribution was paid on March 29, 2017 to shareholders of record at the close of business on March 22, 2017.

The Company had $52.75 million outstanding on its $70 million credit facility at the quarter end, which represents approximately 27.3% of total assets. According to regulated investment company rules, the Company may borrow only up to 33.3% of its total assets.

Portfolio and Investment Summary

As of the close of business on March 31, 2017, the Company had total assets of $193,388,769 consisting of total investments of $186,237,472, cash of $3,605,587 and other assets of $3,545,710.  Other assets include interest and dividends receivable of $2,822,970 and prepaid assets of $722,740.

During the quarter, the Company deployed $3,750,000 in one investment, Reliance Bancshares, 9% Fixed Rate Cumulative Perpetual Preferred Stock. The Company received three full calls of $7,046,065 and seven partial calls or pay downs of $5,406,218. The Company sold one investment, Pioneer Bancshares, Inc. Common Stock for $1,943,857. This sale resulted in a gain of $442,657.

Quarterly Conference Call

StoneCastle Financial will host a webcast and conference call on May 4, 2017 at 5:00 pm Eastern time.

The conference call can be accessed by dialing 1-877-407-9039 for domestic callers or 1-201-689-8470 for international callers. Participants may also access the call via live webcast by visiting StoneCastle Financial’s investor relations website at www.stonecastle-financial.com. To listen to a live broadcast, go to the website at least 15 minutes prior to the scheduled start time in order to register, download and install any necessary audio software. A replay will be available shortly after the call and be available through midnight (Eastern Time) on May 18, 2017. The replay can be accessed by dialing 1-844-512-2921 for domestic callers or 1-412-317-6671 for international callers. The passcode for the replay is 13659842. The archive of the webcast will be available on the Company’s website for a limited time.

About StoneCastle Financial Corp.

StoneCastle Financial is an SEC registered non-diversified, closed-end management investment company listed on the NASDAQ Global Select Market under the symbol “BANX.” StoneCastle Financial intends to make long-term, passive, non-control investments in community banks seeking capital for organic growth, acquisitions, share repurchases and other refinancing activities. Its investment objective is to provide current income and, to a lesser extent, capital appreciation. StoneCastle Financial is managed by StoneCastle Asset Management LLC.

Disclaimer and Risk Factors:

There is no assurance that StoneCastle Financial will achieve its investment objective. StoneCastle Financial is subject to numerous risks, including investment and market risks, management risk, income and interest rate risks, banking industry risks, preferred stock risk, convertible securities risk, debt securities risk, liquidity risk, valuation risk, leverage risk, non-diversification risk, credit and counterparty risks, market at a discount from net asset value risk and market disruption risk. Shares of closed-end investment companies may trade above (a premium) or below (a discount) their net asset value. Shares of StoneCastle Financial may not be appropriate for all investors. Investors should review and consider carefully StoneCastle Financial’s investment objective, risks, charges and expenses. Past performance does not guarantee future results. Learn more at www.stonecastle-financial.com.

The Annual Report, Semi-Annual Report and other regulatory filings of the Company with the SEC are accessible on the SEC’s website at www.sec.gov and on the Company’s website at www.stonecastle-financial.com, and may discuss these or other factors that affect the Company.

CONTACT: Investor Contact:

Julie Muraco

347-887-0324

STONECASTLE FINANCIAL CORP.

Statement of Assets and Liabilities (unaudited)

	March 31, 2017	December 31, 2016
Assets
Investments in securities, at fair value (cost: $189,866,948 and $201,215,633 respectively)	$186,237,472	$197,481,652
Cash(1)	3,605,587	3,765,463
Interest and dividends receivable	2,822,970	3,890,480
Prepaid assets	722,740	801,403
Total assets	193,388,769	205,938,998

Liabilities
Loan payable	52,750,000	61,500,000
Dividends payable	—	2,415,399
Payable for securities purchased	—	2,252,539
Investment advisory fee payable	949,243	790,907
Loan interest payable	41,028	70,325
Directors fee payable	12,630	13,326
Accrued expenses payable	287,934	341,296
Total liabilities	54,040,835	67,383,792
Net Assets	$139,347,934	$138,555,206

Net Assets consist of:
Common stock at par ($0.001 per share)	$6,536	$6,528
Paid-in-capital	144,732,513	144,588,229
Accumulated net investment loss	(1,473,061)	(1,625,496)
Accumulated net realized loss on investments	(288,578)	(680,074)
Net unrealized depreciation on investments	(3,629,476)	(3,733,981)
Net Assets	$139,347,934	$138,555,206

Net Asset Value Per Share:
Common Stock Shares Outstanding	6,535,847	6,528,105
Net asset value per common share	$21.32	$21.22
Market price per share	$20.16	$18.69
Market price discount to net asset value per share	-5.44%	-11.92%

(1)	Includes $3,500,000 of restricted cash held in a segregated account at Texas Capital Bank to cover collateral requirements.

STONECASTLE FINANCIAL CORP.

Statement of Operations (unaudited)

	For The Three Months Ended March 31, 2017		For The Three Months Ended December 31, 2016
Investment Income
Interest	$3,254,934		$2,907,104
Dividends	1,185,283		1,151,098
Origination fee income	16,158		61,737
Other Income	62,500		93,500
Total Investment Income	4,518,875		4,213,439

Expenses
Investment advisory fees	949,243	(1)	905,907
Interest expense	549,620		483,078
Transfer agent, custodian fees and administrator fees	73,794		79,889
ABA marketing and licensing fees	60,810		61,568
Bank fees	55,263		55,083
Directors’ fees	50,055		42,020
Professional fees	48,604		23,024
Investor relations fees	30,295		28,240
Insurance expense	22,695		22,641
Delaware franchise tax	22,192		23,580
Printing	21,613		2,082
Valuation fees	18,254		20,854
Due diligence expense	—		38,000
Miscellaneous fees	47,089		23,586
Total expenses before waiver	1,949,527		1,809,552
Less: Advisory fee waiver	—		(115,000)
Net expenses after waiver	1,949,527		1,694,552
Net Investment Income	$2,569,348		$2,518,887

Realized and Unrealized Gain / (Loss) on Investments
Net realized gain on investments	$391,496		$—
Net change in unrealized depreciation on investments	104,505		(493,066)
Net realized and unrealized gain / (loss) on investments	496,001		(493,066)
Net Increase in Net Assets Resulting From Operations	$3,065,349		$2,025,821

(1)	Investment advisory fee includes $115,000 related to fee previously waived in Q4 2016.

STONECASTLE FINANCIAL CORP.

Financial Highlights (unaudited)

For The Three Months Ended March 31, 2017
Per Share Operating Performance
Net Asset Value, beginning of period	$21.22
Net investment income(1)	0.39
Net realized and unrealized gain on investments(1)	0.08
Total from investment operations	0.47

Less distributions to shareholders
From net investment income	(0.37)
Total distributions	(0.37)

Net asset value, end of period	$21.32
Per share market value, end of period	$20.16

Total Investment Return(2)
Based on market value	9.96%
Based on net asset value	2.42%

Ratios and Supplemental Data
Net assets, end of period (in millions)	$139.3

Ratios (as a percentage to average net assets):
Expenses before waivers(3)(4)*	5.69%
Expenses after waivers(5)*	5.69%
Net investment income(6)*	7.50%
Portfolio turnover rate**	2%

Revolving Credit Agreement
Total revolving credit agreement outstanding (000’s)	$52,750
Asset coverage per $1,000 for revolving credit agreement(7)	3,642

(1)	Based on the average shares outstanding during quarter.
(2)	Reflects reinvestment of distributions at the price obtained under the Dividend Reinvestment Plan. Total return does not include sales load and offering expenses and are not annualized.
(3)	Excluding interest expense, the ratio would have been 4.09%.
(4)	Ratio of expenses before waivers to average managed assets equals 3.96%.
(5)	Ratio of expenses after waivers to average managed assets equals 3.96%.
(6)	Ratio of net investment income to average managed assets equals 5.22%.
(7)	Calculated by subtracting the Company’s total liabilities (excluding the loan) from the Company’s total assets and dividing the amount by the loan outstanding in 000’s.
*	Annualized
**	Not-annualized